UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2026, Bernard Puckett notified the Board of Directors (the “Board”) of Brand Engagement Network Inc. (the “Company”) that, following the conclusion of his two-year term on the Board of Directors, he will step down as Chairman of the Board and resign as a member of the Board of Directors, effective March 31, 2026.

Mr. Puckett served as Interim Chairman of the Board since August 2025 and had been a member of the Company’s Board of Directors since April 2023. During his tenure, Mr. Puckett provided leadership and governance oversight to the Company and brought decades of experience in enterprise technology, corporate operations, and strategic growth. In addition to serving as Chairman, Mr. Puckett served as Chair of the Company’s Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Puckett’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board thanks Mr. Puckett for his leadership and contributions during his service to the Company.

On March 20, 2026, the Board appointed Jon Leibowitz, an independent director of the Company, as Chairman of the Board, effective April 1, 2026.

Mr. Leibowitz currently serves as Chair of the Company’s Nominating and Corporate Governance Committee and as a member of the Audit Committee. Mr. Leibowitz serves as Chairman of the Board of the National Consumers League, America’s oldest consumer advocacy organization. Previously, Mr. Leibowitz was a senior partner at Davis Polk & Wardwell LLP, where his practice focused on complex antitrust aspects of mergers and acquisitions as well as government and private antitrust investigations and litigation. Prior to private practice, Mr. Leibowitz served in senior leadership roles at the Federal Trade Commission, including as Chairman of the FTC.

There are no arrangements or understandings between Mr. Leibowitz and any other persons pursuant to which he was selected as Chairman of the Board, and there are no related party transactions requiring disclosure under Item 404(a) of Regulation S-K.

The Board believes Mr. Leibowitz’s experience in corporate governance, regulatory policy and consumer protection will support the Company’s continued strategic development and oversight.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	No. Description

17.1	Resignation Letter of Bernard Puckett, dated March 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: March 25, 2026	By:	/s/ Tyler Luck
	Name:	Tyler Luck
	Title:	Chief Executive Officer